Exhibit 23.1

We hereby consent to the use of our report dated March 31, 2006, relating to the consolidated financial statements of InterSearch Group, Inc. and subsidiaries in this Form 10-KSB.

/S/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

April 5, 2006